UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 6, 2026

SBA Communications Corporation

(Exact Name of Registrant as Specified in its Charter)

Florida	001-16853	65-0716501
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8051 Congress Avenue
Boca Raton, FL	33487
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 995-7670

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	SBAC	The NASDAQ Stock Market LLC
(NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry Into a Material Definitive Agreement

On November 6, 2026 (the “Closing Date”), SBA Communications Corporation (the “Company”) entered into a Term Loan Credit Agreement, dated as of November 6, 2026 (the “Term Loan Credit Agreement”), among the Company, as borrower, the several lenders from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent, and Citibank, N.A., as syndication agent.

The Term Loan Credit Agreement provides for senior unsecured term loans in an aggregate principal amount of $2.0 billion, consisting of (1) $1.165 billion of initial term loans (the “Initial Term Loans”), which were funded in full in a single drawing on the Closing Date, and (2) $835.0 million of delayed draw term loan commitments (the loans thereunder, the “Delayed Draw Term Loans” and, together with the Initial Term Loans, the “Term Loans”). The Delayed Draw Term Loans may be borrowed in up to three drawings during the period from the Closing Date through May 6, 2027, after which any unfunded delayed draw commitments will automatically terminate. Once funded, the Delayed Draw Term Loans will constitute part of the same class as the Initial Term Loans. Amounts borrowed under the Term Loan Credit Agreement and subsequently repaid or prepaid may not be reborrowed. The Term Loans do not amortize and will mature on November 6, 2029, subject to the Company’s ability to request that the lenders extend the maturity date with respect to all or a portion of their Term Loans.

The Term Loans will accrue interest, at the Company’s election, at either (1) term SOFR plus a margin that ranges from 0.750% to 1.375% or (2) a base rate plus a margin that ranges from 0% to 0.375%, in each case based on the Company’s senior unsecured debt ratings from S&P Global Ratings (“S&P”) and Fitch Ratings, Inc. (“Fitch”). In addition, the Company is required to pay a ticking fee of between 0.08% and 0.20% per annum on the average daily unused amount of the delayed draw commitments, based on the Company’s ratings from S&P and Fitch. The Company may prepay the Term Loans at any time, in whole or in part, without premium or penalty, subject to customary breakage costs. The proceeds of the Term Loans may be used for general corporate purposes (including acquisitions and other investments) and working capital. The Company intends to use the proceeds of the Initial Term Loans to repay the entire aggregate principal amount of the Secured Tower Revenue Securities, Series 2021-1C ($1.165 billion) (the “2021-1C Tower Securities”).

Each borrowing of Delayed Draw Term Loans is subject to the satisfaction of certain conditions, including the accuracy of representations and warranties, the absence of a default (or, if the proceeds will be used to refinance, redeem or repay indebtedness, the absence of an event of default), and pro forma compliance with the financial ratios described below.

Obligations under the Term Loan Credit Agreement are unsecured and are not guaranteed by any of the Company’s subsidiaries. The Term Loan Credit Agreement requires the Company to maintain specific financial ratios, including (1) a Consolidated Total Net Leverage Ratio not to exceed 7.50 to 1.00 as of the last day of any fiscal quarter (or up to 8.00 to 1.00 as of the last day of any fiscal quarter through the third full fiscal quarter following the consummation of certain qualified acquisitions) and (2) a Consolidated Senior Secured Leverage Ratio not to exceed 3.50 to 1.00 as of the last day of any fiscal quarter. The Term Loan Credit Agreement contains customary affirmative and negative covenants that, among other things, limit the ability of the Company and its restricted subsidiaries to incur subsidiary indebtedness, incur liens, merge or consolidate, make certain restricted payments, enter into transactions with affiliates, and engage in certain asset dispositions. The Term Loan Credit Agreement is also subject to customary events of default, such as non-payment of debt obligations, material inaccuracy of representations and warranties, violation of affirmative or negative covenants, non-payment or acceleration of other material debt, bankruptcy or insolvency, ERISA and certain judgment defaults, and change of control.

The above description of the Term Loan Credit Agreement is qualified in its entirety by reference to the terms of the Term Loan Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Relationships

The Company and certain of its affiliates have previously entered into commercial financial arrangements with certain of the lenders, and/or their respective affiliates, and each of these entities and/or their affiliates has in the past provided financial, advisory, investment banking and other services to the Company and its affiliates, including serving (1) as a lender and/or in other related capacities under the Company’s senior unsecured revolving credit agreement, dated as of July 23, 2026, (2) as a book runner and/or as an initial purchaser for various series of Secured Tower Revenue Securities, including the 2021-1C Tower Securities being repaid, and (3) as a book runner and/or an initial purchaser for various series of Senior Notes.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Index

Exhibit No.	Description

10.1*	Term Loan Credit Agreement, dated as of November 6, 2026, among the Company, as borrower, the several lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

*

Certain annexes, schedules, and exhibits to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby agrees to furnish supplementally a copy of any omitted annex, schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBA COMMUNICATIONS CORPORATION

By:	/s/ Marc Montagner
Name:	Marc Montagner
Title:	Executive Vice President and Chief Financial Officer

Date: November 9, 2026